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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

MarketAxess Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! MARKETAXESS HOLDINGS INC. 2024 Annual Meeting Vote by June 4, 2024 11:59 PM EDT MARKETAXESS HOLDINGS INC. 55 HUDSON YARDS 15TH FLOOR NEW YORK, NY 10001 V43291-P01305 You invested in MARKETAXESS HOLDINGS INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 5, 2024. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 22, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 5, 2024 9:00 AM EDT Virtually at: www.virtualshareholdermeeting.com/MKTX2024 *Please check the meeting materials for any special requirements for meeting attendance.

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. These items of business are more fully described in the Proxy Statement. Please follow the instructions on the reverse side to access the Proxy Statement and other proxy materials and vote on these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Richard M. McVey	For
1b.	Christopher R. Concannon	For
1c.	Nancy Altobello	For
1d.	Steven L. Begleiter	For
1e.	Stephen P. Casper	For
1f.	Jane Chwick	For
1g.	William F. Cruger	For
1h.	Kourtney Gibson	For
1i.	Carlos Hernandez	For
1j.	Richard G. Ketchum	For
1k.	Emily H. Portney	For
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.	For
3.	To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the 2024 Proxy Statement.	For
4.	To approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain of the Company's officers as permitted pursuant to recent amendments to the Delaware General Corporate Law.	For
5.	To approve the Board of Directors' proposal to create a stockholder right to call a special stockholder meeting.	For
6.	If properly presented, a stockholder proposal to adopt a right to call a special stockholder meeting.	Against

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V43292-P01305